Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dril-Quip, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s 333-118876, 333-68976 and 333-47453) of Dril-Quip, Inc. of our reports dated February 24, 2012, relating to the consolidated financial statements and the effectiveness of Dril-Quip, Inc.’s internal control over financial reporting, which appear in the Dril-Quip, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

Houston, Texas

February 24, 2012